Exhibit 4.3
FIRST AMENDMENT TO
CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is entered into as of March 2, 2023 between TELEPHONE AND DATA SYSTEMS, INC., a Delaware corporation (the "Borrower") and EXPORT DEVELOPMENT CANADA (the “Lender”).
R E C I T A L S:
A.    The Borrower and the Lender entered into that certain Credit Agreement dated as of November 9, 2022 (as the same may hereafter be amended, restated, supplemented, replaced, refinanced, extended or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
B.    The Borrower, the other Loan Parties, and the Lender now desire to amend the Credit Agreement to, among other things, amend certain financial covenants.
NOW, THEREFORE, in consideration of the premises and the covenants, terms and conditions, and in reliance upon the representations and warranties, in each case contained herein, the parties hereto agree hereby as follows:
ARTICLE I
Section 1.01    AMENDMENTS.
(a)    Section 7.10(b) of the Credit Agreement is, effective as of the date hereof, hereby amended to read in its entirety as follows:
(b)     Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower occurring during any period set forth below to be greater than the ratio indicated for each period specified below:

Period	Ratios
From January 1, 2023 through and including March 31, 2024	4.25 to 1.00
From April 1, 2024 through and including March 31, 2025	4.00 to 1.00
From April 1, 2025 and thereafter	3.75 to 1.00

(b)    Exhibit C to the Credit Agreement is, effective as of the date hereof, hereby amended in its entirety to read as set forth on the attached Exhibit C.
ARTICLE II
Section 2.01    REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower and each other Loan Party, as applicable, represents and warrants that, as of the date hereof:
(a)    the representations and warranties of the Borrower and the other Loan Parties, as applicable, contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished in connection herewith or therewith, shall be true and correct in all material respects (or, to the extent any such representation or warranty is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the Amendment Effective Date (as defined below), after giving effect to the amendments contemplated in this Amendment as if such representations and warranties were being made on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement;
(b)    no event has occurred and is continuing which constitutes a Default;
(c)    (i) each Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment, (ii) this Amendment has been duly executed and delivered by each Loan Party, and (iii) this Amendment and the Credit Agreement, as amended hereby, each constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other applicable laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(d)    the execution, delivery and performance by each applicable Loan Party of this Amendment and the Credit Agreement, as amended hereby, and the consummation of any transactions contemplated herein or therein, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene any material term of any of such Person's Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation, including, but not limited to, any bonds, debentures, notes, loan agreements or other similar instruments, to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable law to which such Person is subject, except in each case referred to in subsections (ii) and (iii) above to the extent that any such conflict, breach, contravention, creation, requirement or violation could reasonably be expected to have a Material Adverse Effect;
(e)    no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, any applicable Loan Party of this Amendment other than those already obtained or performed; and
(f)    the Organization Documents of the Loan Parties and the resolutions of such Loan Parties attached to the officer's certificate most recently delivered to the Lender have not been modified or rescinded and remain in full force and effect.
ARTICLE III
Section 3.01    CONDITIONS PRECEDENT TO EFFECTIVENESS. The parties hereto agree that this Amendment shall not be effective until the satisfaction of each of the following conditions precedent:
(a)    the Lender shall have received a copy of this Amendment duly completed, executed and delivered by the Borrower and the other Loan Parties;
(b)    the Lender shall have received evidence of concurrent consummation of a related amendment to the credit agreement evidencing the U.S. Cellular SOFR Loan Facility, which shall be in form and substance reasonably acceptable to the Lender;
(c)    the Lender shall have received evidence of concurrent consummation of a related amendment to the TDS Wells Fargo Credit Agreement, which shall be in form and substance reasonably acceptable to the Lender;
(d)    the Lender shall have received evidence of concurrent consummation of a related amendment to the credit agreement evidencing the U.S. Cellular Revolving Loan Facility, which shall be in form and substance reasonably acceptable to the Lender;
(e)    the Lender shall have received evidence of concurrent consummation of a related amendment to the credit agreement evidencing the TDS CoBank Term Loan Facility, which shall be in form and substance reasonably acceptable to the Lender;
(f)    the Lender shall have received evidence of concurrent consummation of a related amendment to the credit agreement evidencing the U.S. Cellular Term Loan Facility, which shall be in form and substance reasonably acceptable to the Lender;
(g)    the Lender shall have received evidence of concurrent consummation of a related amendment to the credit agreement evidencing the U.S. Cellular Citibank Loan Facility, which shall be in form and substance reasonably acceptable to the Lender;
(h)    the Lender shall have received payment of all reasonable and invoiced out-of-pocket fees and expenses incurred by the Lender and its Affiliates (including the reasonable and invoiced fees, charges and disbursements of a single counsel for the Lender in reasonable detail, and, if applicable, one local counsel in each relevant jurisdiction), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment; and
(i)    each of the representations and warranties made in this Amendment shall be true and correct in all material respects (or, to the extent any such representation or warranty is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the Amendment Effective Date (as defined below), both before and after giving effect to the amendments contemplated by this Amendment as if such representations and warranties were being made on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.
ARTICLE IV
Section 4.01    MISCELLANEOUS.
(a)    RATIFICATION OF LOAN DOCUMENTS. Except for the specific amendments, releases, consents and waivers expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document.
(b)    AMENDMENT EFFECTIVE DATE. This Amendment shall become effective when the Lender has received counterparts of this Amendment executed by the Borrower, the other Loan Parties and the Lender and each of the conditions precedent set forth in Section 3.01 in this Amendment has been satisfied (the "Amendment Effective Date").

(c)    REFERENCES TO THE CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder" or in any other Loan Document to the "Credit Agreement" or "thereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.
(d)    EXECUTION IN COUNTERPARTS. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words "execute," "execution," "signed," "signature," "delivery" and words of like import in or related to this Amendment, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Amendment or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Lender, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.  Notwithstanding anything contained herein to the contrary, the Lender is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent the Lender has agreed to accept such Electronic Signature from any party hereto, the Lender and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of the Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.  Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lender and any of the Loan Parties, electronic images of this Amendment (including with respect to any signature pages thereto)  shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
(e)    GOVERNING LAW; BINDING EFFECT. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
(f)    HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(g)    TIME OF THE ESSENCE. Time is of the essence of this Amendment and the Loan Documents.
(h)    LOAN DOCUMENT. This Amendment is a Loan Document and subject to the terms of the Credit Agreement.
(i)    ENTIRE AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Amendment Effective Date.

TELEPHONE AND DATA SYSTEMS, INC.

By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Executive Vice President and Chief Financial Officer

By:	/s/ John M. Toomey
John M. Toomey
Vice President and Treasurer

TDS TELECOMMUNICATIONS LLC

By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Vice President and Treasurer

ONENECK DATA CENTER HOLDINGS, LLC

By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Vice President and Treasurer

ONENECK IT SOLUTIONS, LLC

By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Vice President and Treasurer

AFFILIATE FUND

By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
President

EXPORT DEVELOPMENT CANADA, as Lender

By:	/s/ Ian King
Name:	Ian King
Title:	Senior Associate

By:	/s/ Michael Lambe
Name:	Michael Lambe
Title:	Senior Financing Manager